Exhibit 1.01

2017 Avaya Holdings Corp. Conflict Minerals Report
Reporting period: January 1, 2017 to December 31, 2017
The Conflict Minerals Report is publicly available on the Company’s website at: https://www.avaya.com/en/about-avaya/corporate-responsibility.

Exhibit 1.01
Avaya Holdings Corp. is providing this Conflict Minerals Report (“CMR”) for the reporting period January 1 to December 31, 2017. This report is designed to provide the information required by the provisions of Rule 13(p) under the Securities Exchange Act of 1934 and the instructions to Form SD which requires SEC registered companies to annually disclose the use of conflict minerals originating from the Democratic Republic of the Congo or adjoining countries (”conflict countries”) and not from recycled or scrap sources that are necessary to the functionality or production of a manufactured product. Conflict minerals are identified as columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, or simply tantalum, tin, tungsten and gold, which are collectively referred to as “conflict minerals” or “3TG”. Use of the terms “Avaya” or the “Company” in this CMR refers to Avaya Holdings Corp., a Delaware corporation, and its consolidated subsidiaries, taken as a whole, unless the context otherwise indicates.
Avaya has conducted a reasonable country of origin inquiry (“RCOI”) and subsequent due diligence according to the 5-step approach detailed in the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas Third Edition, an internationally recognized due diligence framework, to determine if it knows or has reason to believe that the 3TGs identified in the Company’s products originated from sources in the conflict countries. As a downstream user of minerals, the Company contracts the manufacture of products with electronic manufacturing suppliers (“EMSs”), making it challenging to identify all Avaya’s source mines given the extent of the Company’s supply chain and the Company’s lack of direct relationships with the mines and/or smelters providing the minerals. Avaya is therefore wholly reliant on industry initiatives, manufacturing partners and parts vendors with whom the Company has direct supplier relationships to determine the source of the conflict minerals in Avaya’s products. This CMR summarizes Avaya’s process to identify and assess products contracted by Avaya for manufacture by EMS partners that were sold during the reporting period and contained 3TG.

Executive Summary of the 2017 Conflict Minerals Program
Avaya performed a RCOI on the portion of its supply chain which provided products and parts containing 3TGs to determine the source of the 3TGs in such products and parts sold during the reporting period. The results identified in the Conflict Minerals Reporting Templates (“CMRTs”) returned by the suppliers showed 386 total smelters or refiners (“SORs”) involved in the Avaya supply chain, of which 319 could be found on the Responsible Minerals Assurance Process (“RMAP”) list of SORs. These 319 are either “conformant” (254), “active” (9) or “not active” (56) and are listed in Appendix A. There were 67 SORs that could not be found on the RMAP list and thus are considered “not a legitimate SOR” by RMAP. These 67 are listed in the second table in Appendix A. The RMAP list of conformant and legitimate SORs is produced by the Responsible Business Alliance’s (“RBA”) Responsible Minerals Initiative (“RMI”) and it identifies SORs who are legitimate processors and identifies which SORs have been found to conform with the RMAP standards. RMI uses an independent third-party audit of SOR management systems and sourcing practices to validate smelters' company level management processes for alignment to the OECD Guidance. The “not legitimate SORs” will require additional due diligence with the Company’s direct suppliers to determine the actual SORs that performed the mineral processing and the attributes at those SORs. This additional due diligence will be conducted in connection with the examination of next year’s CMRT supplier submissions.
Avaya cannot be certain about the origin of the conflict minerals used by smelters or entities that are not listed as RMAP-conformant SORs. Avaya has partnered with suppliers to obtain more information to determine the status of these smelters and entities. Notwithstanding that Avaya was unable to confirm the source of some of the 3TGs used in its products, no independent private sector audit was performed on the Avaya due diligence process this year.

Avaya Company Overview
Avaya is a global leader in digital communications software, services and devices for businesses of all sizes. Avaya’s open, intelligent and customizable solutions for contact centers and unified communications offer the flexibility of Cloud, on-premises and hybrid deployments. Avaya shapes intelligent connections and creates seamless communication experiences for our customers, and their customers. The Company’s professional planning, support and management services teams help optimize solutions, for highly reliable and efficient deployments. The Company’s solutions fall under two operating segments: Global Communications Solutions, representing the Company's products portfolio, and Avaya Global Services, representing the Company's services portfolio. The Company sells directly through its worldwide sales force and indirectly through its global network of channel partners, including distributors, service providers, dealers, value-added resellers, system integrators and business partners that provide sales and services support.
• Global Communications Solutions, or “GCS”, encompasses Avaya’s real-time collaboration solutions for unified communications and contact center offerings to drive exceptional customer experiences. The Company takes a cloud-first approach with a fully open architecture and multitenant platform that supports flexibility, reliability, security and scaling so customers can move to the cloud in a way that best meets their specific needs. Avaya omnichannel contact center solutions enable customers to build a customized portfolio of applications to drive stronger customer engagement and promote higher customer lifetime value. Avaya’s highly reliable, scalable communications-centric solutions include voice, e-mail, chat, social media, video, performance management and ease of third-party integration that can improve customer service and help companies compete more effectively.
• Avaya Global Services, or “AGS”, includes professional and support services designed to help Avaya’s customers maximize the benefits of the Company’s solutions. The Company’s global, experienced professional services team helps maximize customer investments in collaborative communications, with services from initial planning and design, to seamless implementation, integration and ongoing optimization. Avaya helps customers use communications to help minimize risk, enable people and deliver a differentiated customer experience.
On July 14, 2017, the Company sold its former networking business to Extreme Networks, Inc. (“Extreme”). Prior to the sale, the networking business was a separate operating segment comprised of certain assets of the Company’s Networking segment, along with the maintenance and professional services of the networking business, which were part of the AGS segment. Networking included advanced fabric networking technology, which offered a unique end-to-end virtualized architecture network designed to be simple to deploy. This operating segment also included software and hardware products such as ethernet switches, wireless networking, access control and unified management and orchestration solutions, which provided network and device management. After the sale of the networking business, the Company’s operating segments consist solely of GCS and AGS.

Avaya’s Conflict Minerals Program Overview
Avaya is an affiliate member of the RBA and participates in the RBA’s RMI program. Therefore, the Avaya Conflict Minerals Program (the “Program”) uses guidance published by the RMI as it relates to downstream companies and incorporates the RMI Conflict Minerals Reporting Template (“CMRT”), as well as the requirements of the of the provisions of Rule 13(p) under the Securities Exchange Act of 1934 and the instructions to Form SD and the Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas of the OECD. As further described below, the elements of the Program are:

I.	Determination of Product Applicability

II.	The RCOI

III.	Due Diligence

I.	Determination of Product Applicability
Each year, Avaya creates a list of products and parts which it sold in the reporting calendar year that were contracted to be manufactured for Avaya and that include 3TG. Products purchased off the shelf from Original Equipment Manufacturers (“OEMs”) were excluded as Avaya is not the manufacturer of those products. The list of products and parts that include 3TG and are considered to be manufactured by Avaya, was refined by assessing it against the Company’s previous year’s RCOI results. The list was then provided to a third-party partner to conduct Avaya’s RCOI.

II.	Reasonable Country of Origin Inquiry (RCOI)
Avaya outsources the design of some, and the manufacture of all, of its products and solutions. Therefore, the RCOI included Avaya EMS providers, Original Design Manufacturers (“ODMs”) and Avaya-controlled suppliers (collectively with the EMS providers and the ODMs, the “Suppliers”) of parts and components used in Avaya-designed hardware products and parts that were sold to customers during calendar year 2017. Finished products and parts obtained from OEMs where the designs were not influenced by Avaya (i.e., products or parts which were purchased and included in Avaya solutions without modification or additional assembly) were excluded from the scope of the RCOI. Avaya products and parts identified as containing the 3TGs that was not sourced from recycled or scrap sources, consist of gateways, routers, servers, network infrastructure equipment and endpoints. As mentioned above, Avaya’s RCOI was conducted using the CMRT, which was provided to in-scope suppliers, along with educational materials and training to facilitate their completion of the CMRT. Suppliers who did not respond to the RCOI were escalated to their Avaya Commodity Manager, who reminded them of their contractual obligation. In addition, Avaya leveraged information resources of the RMI, publicly available information published by the London Bullion Market Association (“LBMA”), the Responsible Jewelry Council (“RJC”) and the resources of Avaya’s conflict minerals consultant to analyze the Supplier responses. The results of the information review were used to identify those Suppliers for which additional information and due diligence was required. The results of the assessments and the collected CMRTs were electronically stored.

III.	Avaya’s Due Diligence Program
The Avaya Due Diligence Program (hereafter referred to as the “Program”) was designed in accordance with the OECD five step framework, the international framework currently recognized for compliance with the Regulations.

Step 1: The Avaya Management System
Avaya has adopted a management system similar to the Avaya Quality and Environmental Management systems. As part of the Programs Avaya has implemented a ‘Plan-Do-Check-Act’ mechanism for its conflict minerals processes. Under this Program the Company has undertaken the following actions:

•
developed a Conflict Minerals Policy and communicated it to suppliers during the RCOI process and during annual supplier engagement forums. This policy is posted on the Avaya website at https://www.avaya.com/en/documents/avayaconflictmineralspolicy.pdf, and is updated from time to time as needed. Avaya also developed Standard Operating Procedures (“SOPs”) that, with the Conflict Minerals Policy, define Avaya’s process for conducting the Program. A cross-functional team of subject matter experts was assembled from supply chain management, product compliance, product engineering, research and development, and the environmental and legal functions of the Company. Supply chain management leads the team and provides periodic updates to senior management.

•
joined the RBA and participates in RMI, which allows Avaya to learn from others in the electronics industry regarding their Conflict Minerals plans and processes. This has led to Program improvements with greater supply chain and customer transparency.

•	continued to implement its document control program to manage and retain from year to year the documentation associated with each RCOI and related Due Diligence activities.

•
partnered with Suppliers to identify the sources of conflict minerals in the products and parts that they provide to Avaya, as indicated in the RCOI results. Suppliers were also engaged through periodic business reviews and an annual supplier forum to discuss compliance requirements. If significant risks are identified through the Program or other means then it could ultimately cause the Company to suspend trade with, or disengage from, a Supplier.

Step 2: Identify and Assess Risks in the Supply Chain
Avaya used the RCOI analysis results to identify Suppliers using SORs that are not engaged in an approved validation scheme (e.g., the RMAP list, LBMA, etc.) and to assess related supply chain risks.

Step 3: Design and Implement a Strategy to Respond to Identified Risks
To address the risks in the Company’s supply chain posed by the use of non-RMAP conformant SORs, Avaya remains actively involved in the RBA and RMI and in maintaining and executing the Avaya Conflict Minerals Program. Avaya continues to work with supply chain partners to address reported non-verified smelters, including dis-engagement or suspension if necessary. Avaya also works with supply chain partners for resolution when requests for smelters in the supply chain to participate in the RMAP list program, or other approved schemes, are met with resistance or are not executed.

Step 4: Independent Third-Party Audit of the SOR Due Diligence Practices
As a downstream user of 3TG minerals and a member of the RBA, Avaya leverages information from the independent third-party audits of the SORs facilitated by initiatives such as the RMI’s RMAP and the

LBMA to determine the SORs’ practices. This effort has resulted in increasing numbers of SORs that are RMAP-conformant. Avaya actively participates in RMI activities, including involvement in sub-committees and contributing possible SOR names, to support their efforts to assess SOR’s alignment to the OECD Guidance via the RMAP.

Step 5: Annual Reporting on our Supply Chain Due Diligence
Avaya continues to provide an annual report of its Supply Chain Due Diligence Practice activities in accordance with the Regulations. Avaya participated in the RMI CMR Peer Review, and verbal and written feedback was reviewed and substantially incorporated. The Due Diligence results are summarized below.

Efforts to Determine Conflict Minerals Country of Origin and Facilities used to Process Conflict Minerals
Avaya’s RCOI process and due diligence to determine the source of 3TGs in Avaya products is based on data collection and partnership with Suppliers. Avaya queried 238 Suppliers for the 2017 RCOI reporting period. 386 unique SORs were identified as processing 3TGs used in the parts and/or components contained in Avaya Products. Avaya has verified that 254 of the SORs are RMAP-conformant SORs or actively progressing toward validation, which is an increase of 7 from the previous year.

The majority of responses received from Avaya’s Suppliers during the RCOI were provided at the company level rather than responses specific to the product sold to Avaya. One top tier Supplier indicated their inability to obtain more than a 50% response rate from their supply chain, making it impossible to determine the complete list of smelters in the Avaya supply chain. In addition, some SORs identified by the Suppliers were not listed on any certified smelter or refiners lists by the RMI, the LBMA, or the RJC and could not be confirmed through Company due diligence as actual SORs. As a result, Avaya cannot determine its conflict-free status at either a product or company level because it cannot confirm that the SORs identified provide a complete picture of conflict minerals sourcing. Of the information that was verified, the chart on the next page lists the country of origin for the 3TG minerals in Avaya products.

Country of Origin Results for 3TG in Avaya Products

Conflict Mineral	Country of Origin	Notes
Gold
Benin, Bolivia, Burkina Faso, Canada, Chile, Colombia, Ecuador, Eritrea, Ghana, Guatemala, Guinea, Guyana, Honduras, Mali, Nicaragua, Panama, Peru, Russian Federation, Senegal, South Africa, Togo, United States
No gold was reported from the DRC or other conflict countries.
Tantalum
Australia, Bolivia, Brazil, Burundi*, Colombia, China, Democratic Republic of the Congo*, Ethiopia, France, Guinea, Guyana, India, Kazakhstan, Madagascar, Malaysia, Mozambique*, Namibia, Nigeria, Russian Federation, Rwanda*, Sierra Leone, Thailand, United States, Zimbabwe

The reported Tantalum from the DRC and other covered countries came from 10 Smelters all of which have been audited and validated as "compliant" by the Responsible Mineral Initiative (RMI), which is internationally recognized for Conflict-free validation audits. **

Tin
Argentina, Australia, Bolivia, Brazil, Burundi*, China, Colombia, Democratic Republic of the Congo*, Germany, Indonesia, Laos, Malaysia, Mongolia, Myanmar, Nigeria, Peru, Portugal, Russian Federation, Rwanda*, Thailand, United Kingdom, Uganda*, Viet Nam, Zimbabwe

The reported Tin from the DRC and other covered countries came from 2 Smelters all of which have been audited and validated as "compliant" by the RMI, which is internationally recognized for Conflict-free validation audits. **

Tungsten
Australia, Austria, Bolivia, Brazil, Burundi*, Cambodia, Canada, China, Colombia, Democratic Republic of the Congo*, Japan, Mexico, Mongolia, Nigeria, Portugal, Russian Federation, Rwanda*, Spain, United Kingdom, United States, Uzbekistan, Viet Nam

The reported Tungsten from the DRC came from 2 Smelters all of which have been audited and validated as "compliant" by the RMI, which is internationally recognized for Conflict-free validation audits. **

*Conflict countries.
**SORs who receive minerals from the DRC can still be compliant by being declared conformant to the RMAP process.

The 386 SORs identified by the Company’s in-scope Suppliers, the minerals processed, and their RMAP list classification are provided in Appendix A of this Report. A graphical depiction of the 2017 RCOI and due diligence results is provided in Figure 1 as compared to the 2016 results in Figure 2. The validation classifications of the SORs reported in the graphs (Figures 1 and 2) are defined as follows:
• Conformant - These are RMAP-conformant SORs.
• RMAP Active - These are smelters that have committed to undergo a RMAP audit.
• Not Active - These are smelters that are neither Conformant nor RMAP Active.
An additional classification of the SORs is included in Appendix B only:
• Not a Legitimate SOR - These are non-verified smelters or “unknown”.

Figure 1- 2017 RCOI Results

Figure 2- 2016 RCOI Results

Future Plans to Mitigate Conflict Minerals Sourcing Risk
Avaya plans to implement the following actions with supply chain to help mitigate the risk of potentially sourcing conflict minerals:

•	Perform the RCOI process by December of the Reporting Year to allow additional time for Supplier engagement and due diligence.

•	Continue to require completion of the CMRT in applicable Requests for Quote (“RFQ”) and from applicable new Suppliers upon award of contract (if not part of an RFQ).

•
Identify Suppliers that, based on past performance, may need additional due diligence in the future, particularly the top tier Supplier that had difficulty obtaining more than 50% response rate from its supply chain.

Forward-Looking Statements
This Conflict Minerals Report Exhibit 1.01 contains “forward-looking statements" about the Company’s future supply chain risk mitigation plans, diligence programs and conflict mineral management processes. All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will” or the negative thereof or other variations thereon or comparable terminology and include future plans to mitigate conflict minerals sourcing risk. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These factors, including those discussed in Amendment No. 3 to the Company’s Registration Statement on Form 10 filed with the SEC, may cause its actual risk mitigation plans, diligence programs, conflict mineral management processes, results, performance or achievements to differ materially from any future risk mitigation plans, diligence programs, conflict mineral management processes, results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all the material factors that are important to you. In addition, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

APPENDIX A
List of Reported Smelters/Refiners Facilities Processing Minerals Used in Avaya Products as Confirmed by the Responsible Minerals Initiative (RMI) Lists

Metal	Standard Smelter Name	Smelter Id	Remark
Gold	Abington Reldan Metals, LLC	CID002708	Not Active
Gold	Advanced Chemical Company	CID000015	Conformant
Gold	African Gold Refinery	CID003185	Not Active
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Conformant
Gold	Al Etihad Gold LLC	CID002560	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Conformant
Gold	Argor-Heraeus S.A.	CID000077	Conformant
Gold	Asahi Pretec Corp.	CID000082	Conformant
Gold	Asahi Refining Canada Ltd.	CID000924	Conformant
Gold	Asahi Refining USA Inc.	CID000920	Conformant
Gold	Asaka Riken Co., Ltd.	CID000090	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Not Active
Gold	AU Traders and Refiners	CID002850	Conformant
Gold	Aurubis AG	CID000113	Conformant
Gold	Bangalore Refinery	CID002863	RMAP Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Conformant
Gold	Boliden AB	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	CID000176	Conformant
Gold	Caridad	CID000180	Not Active
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Conformant
Gold	Cendres + Metaux S.A.	CID000189	Conformant
Gold	Chimet S.p.A.	CID000233	Conformant
Gold	Chugai Mining	CID000264	Not Active
Gold	Daejin Indus Co., Ltd.	CID000328	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	Not Active
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Not Active
Gold	DODUCO Contacts and Refining GmbH	CID000362	Conformant
Gold	Dowa	CID000401	Conformant
Gold	DS PRETECH Co., Ltd.	CID003195	RMAP Active
Gold	DSC (Do Sung Corporation)	CID000359	Conformant
Gold	Eco-System Recycling Co., Ltd.	CID000425	Conformant
Gold	Elemetal Refining, LLC	CID001322	Not Active
Gold	Emirates Gold DMCC	CID002561	Conformant
Gold	Fidelity Printers and Refiners Ltd.	CID002515	Not Active
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	CID002852	Not Active
Gold	Geib Refining Corporation	CID002459	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	Not Active
Gold	Guangdong Jinding Gold Limited	CID002312	Not Active
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	Not Active
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	Not Active
Gold	HeeSung Metal Ltd.	CID000689	Conformant
Gold	Heimerle + Meule GmbH	CID000694	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	Conformant

Appendix A – page 1

Metal	Standard Smelter Name	Smelter Id	Remark
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	Not Active
Gold	HwaSeong CJ CO., LTD.	CID000778	Not Active
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Conformant
Gold	Istanbul Gold Refinery	CID000814	Conformant
Gold	Italpreziosi	CID002765	Conformant
Gold	Japan Mint	CID000823	Conformant
Gold	Jiangxi Copper Co., Ltd.	CID000855	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Conformant
Gold	JSC Uralelectromed	CID000929	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Conformant
Gold	Kaloti Precious Metals	CID002563	Not Active
Gold	Kazakhmys Smelting LLC	CID000956	Not Active
Gold	Kazzinc	CID000957	Conformant
Gold	Kennecott Utah Copper LLC	CID000969	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	RMAP Active
Gold	Kojima Chemicals Co., Ltd.	CID000981	Conformant
Gold	Korea Zinc Co., Ltd.	CID002605	Conformant
Gold	Kyrgyzaltyn JSC	CID001029	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	Not Active
Gold	L'azurde Company For Jewelry	CID001032	Not Active
Gold	Lingbao Gold Co., Ltd.	CID001056	Not Active
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	Not Active
Gold	L'Orfebre S.A.	CID002762	RMAP Active
Gold	LS-NIKKO Copper Inc.	CID001078	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	Not Active
Gold	Marsam Metals	CID002606	Conformant
Gold	Materion	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	Conformant
Gold	Metalor Technologies S.A.	CID001153	Conformant
Gold	Metalor USA Refining Corporation	CID001157	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Conformant
Gold	Mitsubishi Materials Corporation	CID001188	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	Conformant
Gold	Modeltech Sdn Bhd	CID002857	RMAP Active
Gold	Morris and Watson	CID002282	Not Active
Gold	Morris and Watson Gold Coast	CID002866	Not Active
Gold	Moscow Special Alloys Processing Plant	CID001204	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Conformant
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Not Active
Gold	NH Recytech Company	CID003189	RMAP Active
Gold	Nihon Material Co., Ltd.	CID001259	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	Conformant
Gold	OJSC Novosibirsk Refinery	CID000493	Conformant

Appendix A – page 2

Metal	Standard Smelter Name	Smelter Id	Remark
Gold	PAMP S.A.	CID001352	Conformant
Gold	Pease & Curren	CID002872	Not Active
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	Not Active
Gold	Planta Recuperadora de Metales SpA	CID002919	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Conformant
Gold	PX Precinox S.A.	CID001498	Conformant
Gold	Rand Refinery (Pty) Ltd.	CID001512	Conformant
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CID000522	Not Active
Gold	Remondis Argentia B.V.	CID002582	RMAP Active
Gold	Republic Metals Corporation	CID002510	Conformant
Gold	Royal Canadian Mint	CID001534	Conformant
Gold	SAAMP	CID002761	Conformant
Gold	Sabin Metal Corp.	CID001546	Not Active
Gold	Safimet S.p.A	CID002973	Conformant
Gold	SAFINA A.S.	CID002290	RMAP Active
Gold	Sai Refinery	CID002853	Not Active
Gold	Samduck Precious Metals	CID001555	Conformant
Gold	SAMWON METALS Corp.	CID001562	Not Active
Gold	SAXONIA Edelmetalle GmbH	CID002777	Conformant
Gold	Schone Edelmetaal B.V.	CID001573	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	Not Active
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	Conformant
Gold	Singway Technology Co., Ltd.	CID002516	Conformant
Gold	ARY Aurum Plus (private, 100%)		Not Active
Gold	Bauer Walser AG	CID000141	Not Active
Gold	Changcheng Gold & Silver Refining Factory		Not Active
Gold	China Gold International Resources Corp. Ltd		Not Active
Gold	Faggi Enrico S.p.A.	CID002355	Not Active
Gold	Gannon & Scott		Not Active
Gold	Henan Yuguang Gold & Lead Co., Ltd.		Not Active
Gold	HOMESTAKE MINING COMPANY		Not Active
Gold	Jinlong Copper Co., Ltd.		Not Active
Gold	Johnson Matthey Chemicals Ltd.		Not Active
Gold	Johnson Matthey Inc		Not Active
Gold	Johnson Matthey Ltd		Not Active
Gold	K.A.Rasmussen as		Not Active
Gold	Kyoei Metal		Not Active
Gold	Lingbao Jinyuan Mining Co., Ltd.		Not Active
Gold	Linglong Gold mine		Not Active
Gold	METAUX PRECIEUX SA METALOR		Not Active
Gold	Philippine Associated Smelting and Refining Corporation		Not Active
Gold	Shandong Yanggu Xiangguang Co. Ltd.		Not Active
Gold	So Accurate Group, Inc.	CID001754	Not Active
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Conformant
Gold	Solar Applied Materials Technology Corp.	CID001761	Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	Not Active
Gold	Sudan Gold Refinery	CID002567	Not Active
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Conformant

Appendix A – page 3

Metal	Standard Smelter Name	Smelter Id	Remark
Gold	SungEel HiMetal Co., Ltd.	CID002918	Conformant
Gold	T.C.A S.p.A	CID002580	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	Conformant
Gold	Tokuriki Honten Co., Ltd.	CID001938	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	Not Active
Gold	Tony Goetz NV	CID002587	Not Active
Gold	TOO Tau-Ken-Altyn	CID002615	Not Active
Gold	Torecom	CID001955	Conformant
Gold	Umicore Brasil Ltda.	CID001977	Conformant
Gold	Umicore Precious Metals Thailand	CID002314	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	CID001993	Conformant
Gold	Universal Precious Metals Refining Zambia	CID002854	Not Active
Gold	Valcambi S.A.	CID002003	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	Conformant
Gold	WIELAND Edelmetalle GmbH	CID002778	Conformant
Gold	Yamakin Co., Ltd.	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	CID002129	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	Not Active
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	Conformant
Tantalum	Asaka Riken Co., Ltd.	CID000092	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	Conformant
Tantalum	D Block Metals, LLC	CID002504	Conformant
Tantalum	Duoluoshan	CID000410	Not Active
Tantalum	Exotech Inc.	CID000456	Conformant
Tantalum	F&X Electro-Materials Ltd.	CID000460	Conformant
Tantalum	FIR Metals & Resource Ltd.	CID002505	Conformant
Tantalum	Global Advanced Metals Aizu	CID002558	Conformant
Tantalum	Global Advanced Metals Boyertown	CID002557	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	Conformant
Tantalum	H.C. Starck Co., Ltd.	CID002544	Conformant
Tantalum	H.C. Starck GmbH Laufenburg	CID002546	Not Active
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	Conformant
Tantalum	H.C. Starck Inc.	CID002548	Conformant
Tantalum	H.C. Starck Ltd.	CID002549	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	Conformant
Tantalum	Jiujiang Janny New Material Co., Ltd.	CID003191	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	Conformant
Tantalum	KEMET Blue Metals	CID002539	Conformant
Tantalum	KEMET Blue Powder	CID002568	Conformant
Tantalum	King-Tan Tantalum Industry Ltd.	CID000973	Not Active
Tantalum	LSM Brasil S.A.	CID001076	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	Conformant

Appendix A – page 4

Metal	Standard Smelter Name	Smelter Id	Remark
Tantalum	Mineracao Taboca S.A.	CID001175	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	Conformant
Tantalum	NPM Silmet AS	CID001200	Conformant
Tantalum	Power Resources Ltd.	CID002847	Conformant
Tantalum	QuantumClean	CID001508	Conformant
Tantalum	Resind Industria e Comercio Ltda.	CID002707	Conformant
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	Conformant
Tantalum	Advanced Metallurgical Group N.V. (AMG)		Not Active
Tantalum	Avon Specialty Metals Ltd	CID002705	Not Active
Tantalum	H.C. Starck Group	CID000654	Not Active
Tantalum	Hi-Temp Specialty Metals, Inc.	CID000731	Not Active
Tantalum	Plansee	CID001368	Not Active
Tantalum	Plansee SE Liezen	CID002540	Not Active
Tantalum	Plansee SE Reutte	CID002556	Not Active
Tantalum	Tranzact, Inc.	CID002571	Not Active
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CID002232	Not Active
Tantalum	Solikamsk Magnesium Works OAO	CID001769	Conformant
Tantalum	Taki Chemical Co., Ltd.	CID001869	Conformant
Tantalum	Telex Metals	CID001891	Conformant
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	Conformant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CID002307	Conformant
Tin	Alpha	CID000292	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Not Active
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	Conformant
Tin	China Tin Group Co., Ltd.	CID001070	Conformant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CID000278	Not Active
Tin	CV Ayi Jaya	CID002570	Conformant
Tin	CV Dua Sekawan	CID002592	Conformant
Tin	CV Gita Pesona	CID000306	Conformant
Tin	PT Premium Tin Indonesia	CID000313	Conformant
Tin	PT Rajehan Ariq	CID002593	Conformant
Tin	CV United Smelting	CID000315	Conformant
Tin	CV Venus Inti Perkasa	CID002455	Conformant
Tin	Dowa	CID000402	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Not Active
Tin	EM Vinto	CID000438	Conformant
Tin	Estanho de Rondonia S.A.	CID000448	Not Active
Tin	Fenix Metals	CID000468	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CID002848	Conformant
Tin	Gejiu Jinye Mineral Company	CID002859	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	Not Active
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760	Conformant

Appendix A – page 5

Metal	Standard Smelter Name	Smelter Id	Remark
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Conformant
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Conformant
Tin	Melt Metais e Ligas S.A.	CID002500	Conformant
Tin	Metallic Resources, Inc.	CID001142	Conformant
Tin	Metallo Belgium N.V.	CID002773	Conformant
Tin	Metallo Spain S.L.U.	CID002774	Conformant
Tin	Mineracao Taboca S.A.	CID001173	Conformant
Tin	Minsur	CID001182	Conformant
Tin	Mitsubishi Materials Corporation	CID001191	Conformant
Tin	Modeltech Sdn Bhd	CID002858	RMAP Active
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Not Active
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Conformant
Tin	Operaciones Metalurgical S.A.	CID001337	Conformant
Tin	PT Aries Kencana Sejahtera	CID000309	Conformant
Tin	PT Artha Cipta Langgeng	CID001399	Conformant
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Conformant
Tin	PT Babel Inti Perkasa	CID001402	Conformant
Tin	PT Bangka Prima Tin	CID002776	Conformant
Tin	PT Bangka Tin Industry	CID001419	Conformant
Tin	PT Belitung Industri Sejahtera	CID001421	Conformant
Tin	PT Bukit Timah	CID001428	Conformant
Tin	PT Cipta Persada Mulia	CID002696	Not Active
Tin	PT DS Jaya Abadi	CID001434	Conformant
Tin	PT Eunindo Usaha Mandiri	CID001438	Conformant
Tin	PT Inti Stania Prima	CID002530	Conformant
Tin	PT Karimun Mining	CID001448	Conformant
Tin	PT Kijang Jaya Mandiri	CID002829	Conformant
Tin	PT Lautan Harmonis Sejahtera	CID002870	Conformant
Tin	PT Menara Cipta Mulia	CID002835	Conformant
Tin	PT Mitra Stania Prima	CID001453	Conformant
Tin	PT Panca Mega Persada	CID001457	Conformant
Tin	PT Prima Timah Utama	CID001458	Conformant
Tin	PT Refined Bangka Tin	CID001460	Conformant
Tin	PT Sariwiguna Binasentosa	CID001463	Conformant
Tin	PT Stanindo Inti Perkasa	CID001468	Conformant
Tin	PT Sukses Inti Makmur	CID002816	Conformant
Tin	PT Sumber Jaya Indah	CID001471	Conformant
Tin	PT Timah (Persero) Tbk Kundur	CID001477	Conformant
Tin	PT Timah (Persero) Tbk Mentok	CID001482	Conformant
Tin	PT Tinindo Inter Nusa	CID001490	Conformant
Tin	PT Tommy Utama	CID001493	Conformant
Tin	Resind Industria e Comercio Ltda.	CID002706	Conformant
Tin	Rui Da Hung	CID001539	Conformant
Tin	5NPLUS		Not Active
Tin	An Thai Minerals Co., Ltd.	CID002825	Not Active
Tin	Aoki Laboratories Ltd.		Not Active
Tin	CHINA GUANGXI TIN METAL MATERIAL		Not Active
Tin	Complejo Metalurgico Vinto S.A.		Not Active

Appendix A – page 6

Metal	Standard Smelter Name	Smelter Id	Remark
Tin	Cooperativa Metalurgica de Rondonia Ltda.	CID000295	Not Active
Tin	Da Nang Processing Import and Export Joint Stock		Not Active
Tin	Elmet S.A. de C.V.		Not Active
Tin	Feinhutte Halsbrucke GmbH	CID000466	Not Active
Tin	GANZHOU LIANSHENG		Not Active
Tin	Garoma Plus spol. s r.o.		Not Active
Tin	Hayes Metals	CID002934	Not Active
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	CID002635	Not Active
Tin	Jean Goldschmidt International	CID000835	Not Active
Tin	JX Nippon Mining & Metals Co., Ltd.	CID000938	Not Active
Tin	Northern Smelter	CID002963	Not Active
Tin	PT Justindo	CID000307	Not Active
Tin	PT O.M. Indonesia	CID002757	Not Active
Tin	PT Tirus Putra Mandiri	CID002478	Not Active
Tin	PT Wahana Perkit Jaya	CID002479	Not Active
Tin	Shangrao Xuri Smelting Factory	CID001648	Not Active
Tin	VQB Mineral and Trading Group JSC	CID002015	Not Active
Tin	Yunnan Geiju Zili Metallurgy Co. Ltd.		Not Active
Tin	Yuntinic Chemical GmbH		Not Active
Tin	Zhongshan Jinye Smelting Co.,Ltd	CID002220	Not Active
Tin	Soft Metais Ltda.	CID001758	Conformant
Tin	Super Ligas	CID002756	Not Active
Tin	Thaisarco	CID001898	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Not Active
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	Conformant
Tin	Yunnan Tin Company Limited	CID002180	Conformant
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	Conformant
Tungsten	ACL Metais Eireli	CID002833	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	Conformant
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	CID002645	Not Active
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	Conformant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CID002536	Not Active
Tungsten	Global Tungsten & Powders Corp.	CID000568	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	CID002542	Conformant
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CID003182	Not Active
Tungsten	Hydrometallurg, JSC	CID002649	Conformant
Tungsten	Japan New Metals Co., Ltd.	CID000825	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	Conformant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CID002647	Not Active
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	Conformant

Appendix A – page 7

Metal	Standard Smelter Name	Smelter Id	Remark
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	Not Active
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	Conformant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CID002535	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	Conformant
Tungsten	Kennametal Fallon	CID000966	Conformant
Tungsten	Kennametal Huntsville	CID000105	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	Conformant
Tungsten	Moliren Ltd.	CID002845	Conformant
Tungsten	Niagara Refining LLC	CID002589	Conformant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Conformant
Tungsten	ATI Metalworking Products		Not Active
Tungsten	Buffalo Tungsten	CID000173	Not Active
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID000345	Not Active
Tungsten	Exotech Inc.	CID000458	Not Active
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CID000868	Not Active
Tungsten	HC Starck GmbH	CID000683	Not Active
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CID002578	Not Active
Tungsten	Jiangxi Tungsten Co.,Ltd		Not Active
Tungsten	NIPPON TUNGSTEN CO., LTD.		Not Active
Tungsten	TaeguTec	CID001837	Not Active
Tungsten	Tungsten Diversified Industries LLC		Not Active
Tungsten	Wolfram Company CJSC	CID002049	Not Active
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CID002815	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	Conformant
Tungsten	Unecha Refractory metals plant	CID002724	Conformant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Conformant
Tungsten	Woltech Korea Co., Ltd.	CID002843	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	Conformant

Appendix A – page 8

List of Reported Smelters/Refiners Facilities Processing Minerals Used in Avaya Products Not Confirmed as Legitimate SORs

Metal	Standard Smelter Name	Smelter Id	Remark
Gold	ARY Aurum Plus (private, 100%)		Not a Legitimate SOR
Gold	Bauer Walser AG	CID000141	Not a Legitimate SOR
Gold	Changcheng Gold & Silver Refining Factory		Not a Legitimate SOR
Gold	China Gold International Resources Corp. Ltd		Not a Legitimate SOR
Gold	Faggi Enrico S.p.A.	CID002355	Not a Legitimate SOR
Gold	Gannon & Scott		Not a Legitimate SOR
Gold	Henan Yuguang Gold & Lead Co., Ltd.		Not a Legitimate SOR
Gold	HOMESTAKE MINING COMPANY		Not a Legitimate SOR
Gold	Jinlong Copper Co., Ltd.		Not a Legitimate SOR
Gold	Johnson Matthey Chemicals Ltd.		Not a Legitimate SOR
Gold	Johnson Matthey Inc		Not a Legitimate SOR
Gold	Johnson Matthey Ltd		Not a Legitimate SOR
Gold	K.A.Rasmussen as		Not a Legitimate SOR
Gold	Kyoei Metal		Not a Legitimate SOR
Gold	Lingbao Jinyuan Mining Co., Ltd.		Not a Legitimate SOR
Gold	Linglong Gold mine		Not a Legitimate SOR
Gold	METAUX PRECIEUX SA METALOR		Not a Legitimate SOR
Gold	Philippine Associated Smelting and Refining Corporation		Not a Legitimate SOR
Gold	Shandong Yanggu Xiangguang Co. Ltd.		Not a Legitimate SOR
Gold	So Accurate Group, Inc.	CID001754	Not a Legitimate SOR
Tantalum	H.C. Starck GmbH Laufenburg	CID002546	Not a Legitimate SOR
Tantalum	Advanced Metallurgical Group N.V. (AMG)		Not a Legitimate SOR
Tantalum	Avon Specialty Metals Ltd	CID002705	Not a Legitimate SOR
Tantalum	H.C. Starck Group	CID000654	Not a Legitimate SOR
Tantalum	Hi-Temp Specialty Metals, Inc.	CID000731	Not a Legitimate SOR
Tantalum	Plansee	CID001368	Not a Legitimate SOR
Tantalum	Plansee SE Liezen	CID002540	Not a Legitimate SOR
Tantalum	Plansee SE Reutte	CID002556	Not a Legitimate SOR
Tantalum	Tranzact, Inc.	CID002571	Not a Legitimate SOR
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CID002232	Not a Legitimate SOR
Tin	PT Cipta Persada Mulia	CID002696	Not a Legitimate SOR
Tin	5NPLUS		Not a Legitimate SOR
Tin	An Thai Minerals Co., Ltd.	CID002825	Not a Legitimate SOR
Tin	Aoki Laboratories Ltd.		Not a Legitimate SOR
Tin	CHINA GUANGXI TIN METAL MATERIAL		Not a Legitimate SOR
Tin	Complejo Metalurgico Vinto S.A.		Not a Legitimate SOR
Tin	Cooperativa Metalurgica de Rondonia Ltda.	CID000295	Not a Legitimate SOR
Tin	Da Nang Processing Import and Export Joint Stock		Not a Legitimate SOR
Tin	Elmet S.A. de C.V.		Not a Legitimate SOR
Tin	Feinhutte Halsbrucke GmbH	CID000466	Not a Legitimate SOR
Tin	GANZHOU LIANSHENG		Not a Legitimate SOR
Tin	Garoma Plus spol. s r.o.		Not a Legitimate SOR
Tin	Hayes Metals	CID002934	Not a Legitimate SOR
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	CID002635	Not a Legitimate SOR
Tin	Jean Goldschmidt International	CID000835	Not a Legitimate SOR
Tin	JX Nippon Mining & Metals Co., Ltd.	CID000938	Not a Legitimate SOR

Appendix A – page 9

Metal	Standard Smelter Name	Smelter Id	Remark
Tin	Northern Smelter	CID002963	Not a Legitimate SOR
Tin	PT Justindo	CID000307	Not a Legitimate SOR
Tin	PT Tirus Putra Mandiri	CID002478	Not a Legitimate SOR
Tin	PT Wahana Perkit Jaya	CID002479	Not a Legitimate SOR
Tin	Shangrao Xuri Smelting Factory	CID001648	Not a Legitimate SOR
Tin	VQB Mineral and Trading Group JSC	CID002015	Not a Legitimate SOR
Tin	Yunnan Geiju Zili Metallurgy Co. Ltd.		Not a Legitimate SOR
Tin	Yuntinic Chemical GmbH		Not a Legitimate SOR
Tin	Zhongshan Jinye Smelting Co.,Ltd	CID002220	Not a Legitimate SOR
Tungsten	ATI Metalworking Products		Not a Legitimate SOR
Tungsten	Buffalo Tungsten	CID000173	Not a Legitimate SOR
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID000345	Not a Legitimate SOR
Tungsten	Exotech Inc.	CID000458	Not a Legitimate SOR
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CID000868	Not a Legitimate SOR
Tungsten	HC Starck GmbH	CID000683	Not a Legitimate SOR
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CID002578	Not a Legitimate SOR
Tungsten	Jiangxi Tungsten Co.,Ltd		Not a Legitimate SOR
Tungsten	NIPPON TUNGSTEN CO., LTD.		Not a Legitimate SOR
Tungsten	TaeguTec	CID001837	Not a Legitimate SOR
Tungsten	Tungsten Diversified Industries LLC		Not a Legitimate SOR
Tungsten	Wolfram Company CJSC	CID002049	Not a Legitimate SOR

Appendix A – page 10